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                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------

The Board of Directors
FA Holdings, Inc.

We consent to the inclusion of our report dated June 4, 1997, with respect to the consolidated balance sheet of FA Holdings and Subsidiary as of December 31, 1996, and the related consolidated statements of stockholders' equity and cash flows for the acquisition closing period ended December 31, 1996, which report appears in the Form 8-KA of National Processing, Inc. dated January 8, 1998.

Louisville, Kentucky
January 21, 1998                                /s/ KPMG Peat Marwick LLP